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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)  October 25, 1999
                               (October 19,1999)


                           MARKWEST HYDROCARBON, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                         1-11566                 84-1352233
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                            Identification Number)



         155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 303-290-8700




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ITEM 5.   OTHER EVENTS

            MARKWEST HYDROCARBON AND COLUMBIA GAS REACH SETTLEMENT;
               MARKWEST TO ADD PROCESSING CAPACITY IN APPALACHIA

     DENVER -- October 19, 1999 -- MarkWest Hydrocarbon, Inc. (AMEX: NRG), and Columbia Gas Transmission Corporation ("TCO"), a subsidiary of Columbia Energy Group (NYSE: CG), have signed a settlement agreement resolving all outstanding arbitration and litigation between the two parties. Part of the settlement will result in MarkWest assuming operations of two gas plants with a combined capacity of 100,000 gallons per day. John Fox, CEO of MarkWest, said, "I want to thank representatives from both Columbia and MarkWest for making this settlement possible. This is an exciting way to utilize the low-cost processing capabilities of MarkWest with TCO's extensive pipeline network in the Appalachian Basin. Not only is this a beneficial solution for all, but it will provide MarkWest with a long-term growth path in the Appalachian Basin."

     As part of the settlement, all outstanding actions in the Federal Court in West Virginia and arbitration in Denver will be dismissed.

     MarkWest also announces that to accommodate additional natural gas production in the region, the company expects to expand its Kenova natural gas liquids (NGL) extraction plant from 230,000 to 340,000 gallons per day beginning mid-2000 for startup in mid-2001. As part of its plans, MarkWest is expanding its Siloam fractionator from the current 350,000 gallons per day to 600,000 gallons per day to handle not only the new Appalachian volumes but additional volumes from another Appalachian plant announced last June.

     The capital estimate for the project announced in June plus the new plant expansion announced today will be approximately $40 million. Fox said, "We expect both projects to be accretive to earnings and cash flow starting in 2000, with further increases in 2001."

                                      ###

     MarkWest Hydrocarbon, Inc., provides natural gas processing and related services. The Company provides compression, gathering, treatment, and natural gas liquids (NGLs) extraction services to natural gas producers and pipeline companies and fractionates NGLs into marketable products. MarkWest also purchases, stores, and markets natural gas and NGLs and conducts strategic exploration for new natural gas sources for its processing services. MarkWest is Appalachia's largest natural gas processor, is rapidly expanding its presence in Michigan, and is expanding its service offerings in the Rocky Mountains. MarkWest also explores for and produces natural gas in the Rocky Mountains and Michigan.

     In February 1999, the American Stock Exchange began trading shares of MarkWest Hydrocarbon, Inc., under the ticker symbol NRG. The company's stock formerly traded on the Nasdaq National Market under the ticker symbol MWHX. MarkWest's ticker symbol NRG was chosen to represent "energy."

     This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company's operations, financial performance and other factors as discussed in the Company's filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the Company's Form 10-K for the year ended December 31, 1998.
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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             MARKWEST HYDROCARBON, INC.
                                                   (Registrant)

Date:   October 25, 1999             BY:       /s/ Gerald A. Tywoniuk
                                             --------------------------
                                                 Gerald A. Tywoniuk
                                             Chief Financial Officer and
                                              Vice President of Finance
                                         (On Behalf of the Registrant and as
                                          Principal Financial and Accounting
                                                        Officer)